Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Precision Optics Corporation, Inc. on Amendment No. 1 to Form S-1 of our report dated September 20, 2016, with respect to our audits of the consolidated financial statements of Precision Optics Corporation, Inc. and its subsidiaries as of June 30, 2016 and 2015 included in the Company’s Annual Report on 10-K for the year ended June 30, 2016.

/s/ Stowe & Degon LLC

Stowe & Degon

Westborough, Massachusetts

February 24, 2017